UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

Penn Treaty American Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Certain Officers.

On March 27, 2009, Penn Treaty American Corporation’s (the “Company”) Board of Directors (the “Board”) accepted the resignations of William W. Hunt, Jr. as President and Chief Executive Officer, Mark Cloutier as Chief Financial Officer and Cameron Waite as Executive Vice President, Strategic Operations.

Mr. Cloutier and Mr. Waite continue to serve as officers of the Company’s insurance company subsidiaries, Penn Treaty Network America and American Network Insurance Company (the “Insurance Subsidiaries”), both of which are currently in rehabilitation and under statutory control of the Pennsylvania Insurance Department.

Mr. Hunt continues to serve as a member of the Company’s Board and as Chairman of the board of directors of each of the Insurance Subsidiaries. Mr. Hunt is no longer employed by the Insurance Subsidiaries.

(c) Appointment of Certain Officers.

On March 27, 2009, the Company’s Board appointed Eugene Woznicki to serve as Chief Executive Officer and Sean Mullen to serve as Chief Financial Officer to fill the vacancies left by Mr. Hunt and Mr. Cloutier, respectively. Both Mr. Woznicki and Mr. Mullen currently serve on the Company’s Board.

Mr. Woznicki continues to serve as Chairman of the Board of Directors of the Company, a position he has held since October 2007. He was appointed by the Board of Directors in October 2005 to fill a vacant director position. Mr. Woznicki has over 30 years’ experience as a senior executive in a varied number of industries and disciplines. Since April 2004, he has served as President of Southwestern Life Plans, Inc., an elder financial planning company. Prior to his current position, Mr. Woznicki served as President of National Health Administrators, a large privately held captive insurance agency specializing in long-term care insurance, a position he held from 1997 to 2004. From June 2003 until July 2008, Mr. Woznicki served as Director of Financial Industries Corporation, a publicly owned Texas domiciled company that markets and underwrites individual life insurance products.

Mr. Mullen has been a Shareholder and Director of Hancock & Dana, PC, Omaha, Nebraska, an accounting professional firm providing tax, legal and management consulting services since 1985. His principle areas of practice include all forms of acquisitions, mergers and divestitures with joint ventures, partnerships and other forms of business entities. He also has significant experience in corporate finance, transaction structuring, valuation issues and litigation support, as well as financial and tax planning. He is a member of the Nebraska and Iowa Bar Associations and is admitted to the U.S. Tax Court. He has served as a director of the company since May 2008.

(e) Compensatory Arrangements of Certain Officers.

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On March 27, 2009, based upon the recommendation of independent directors on the Company’s Compensation Committee, the Company’s Board approved an increase of $5,000 per month in the compensation of Mr. Woznicki and an increase of $4,000 per month in the compensation of Mr. Mullen. Messrs. Woznicki and Mullen will receive the increased compensation in exchange for increased responsibilities and additional work relating to, respectively, the Chief Executive Officer and Chief Financial Officer positions. Such additional compensation is in addition to the compensation received for serving as a member of the Board.

The Company expects to enter into an agreement with Mr. Hunt pursuant to which he will serve as a consultant to the Company for a period of three months. Once the details of the consulting arrangement are determined, the Company will disclose the arrangement by amendment to this report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

April 1, 2009	By: /s/ Eugene Woznicki
Name:	Eugene Woznicki
Title:	Chief Executive Officer

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